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[LOGO] BANK OF AMERICA                                    AMENDMENT TO DOCUMENTS
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                  AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 4 (the "Amendment") dated as of June 25, 1998, is between Dura Pharmaceuticals, Inc. (the "Borrower") and Bank of America National Trust and Savings Association (the "Bank").

                                   RECITALS

     A. The Bank and the Borrower entered into that certain Business Loan Agreement dated as of April 14, 1997, as amended as of May 8, 1997, July 30, 1997 and October 28, 1997 (the "Agreement").

     B. The Bank and the Borrower desire to amend the Agreement to permit the Borrower to restructure its business in certain respects.

                                   AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.  AMENDMENTS.  The Agreement is hereby amended as follows:

         2.1 MINIMUM EBIT Paragraph 6.5 is amended and restated in its entirety to read as follows:

              "6.5 MINIMUM EBIT. To maintain on a consolidated basis for the Borrower and its Domestic Subsidiaries EBIT of not less than a NEGATIVE One Million Dollars (-$1,000,000) for each quarterly accounting period.

              For purposes of this Agreement, 'EBIT' means net income for such period, LESS, to the extent added in determining such net income, interest income, PLUS, to the extent deducted in determining such net income, (i) interest expense, (ii) all federal, state, local and foreign income taxes and (iii) the Spiros Charges up to a maximum of One Hundred Twenty Five Million Dollars ($125,000,000) in the aggregate."

         2.2 In Paragraph 6.9 of the Agreement, the amount "Fifty Five Million Dollars ($55,000,000)" is substituted for the amount "Fifteen Million Dollars ($15,000,000)."

         2.3 In Paragraph 6.12 of the Agreement, the amount "One Hundred Ninety Ninety Million Dollars ($190,000,000)" is substituted for the amount "One Hundred Eighty Million Dollars ($180,000,000)."

     3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION       DURA PHARMACEUTICALS, INC.


/s/ SUSAN J. PEPPING                         /s/ JAMES W. NEWMAN
----------------------                       -----------------------------------
BY:  SUSAN J. PEPPING                        BY:  JAMES W. NEWMAN
TITLE:  VICE PRESIDENT                       TITLE:  SENIOR VICE PRESIDENT,
                                                     FINANCE AND ADMINISTRATION,
                                                     AND CHIEF FINANCIAL OFFICER


                                             /s/ ERLE MAST
                                             -----------------------------------
                                             BY:  ERLE MAST
                                             TITLE:  VICE PRESIDENT, FINANCE

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